AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2004
-----------------------------------------------------------------------

                           REGISTRATION NO. 333-58512

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                       POST-EFFECTIVE AMENDMENT NO. 3 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

NEW YORK                                  36-2608394
(STATE OR OTHER JURISDICTION OF    (IRS EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

                               100 MOTOR PARKWAY,
                           HAUPPAUGE, NEW YORK 11738
                                 1-800-256-9392
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE)

                           MICHAEL J. VELOTTA, ESQUIRE
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                               100 MOTOR PARKWAY,
                           HAUPPAUGE, NEW YORK 11738
                                 1-800-256-9392
  (NAME AND COMPLETE ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   Copies to:

LISETTE WILLEMSEN,ESQ.                      DANIEL J. FITZPATRICK, ESQ.
ALLSTATE LIFE INSURANCE COMPANY             MORGAN STANLEY DW INC.
OF NEW YORK                                 1585 BROADWAY
3100 SANDERS ROAD, SUITE J5B                NEW YORK, NY 10036.
NORTHBROOK, IL 60062

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box, [X].

THE CUSTOM ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
CUSTOMER SERVICE:
544 LAKEVIEW PARKWAY, SUITE 300
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682                    PROSPECTUS DATED MAY 1, 2004

 -------------------------------------------------------------------------------
Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering The Custom Annuity, an individual single premium deferred annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract is available through financial institutions and broker-dealers who have entered into a distribution agreement with ALFS, Inc., the principal underwriter for the Contract.


                                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT
                                APPROVED OR DISAPPROVED THE SECURITIES
                                DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED
                                ON THE ACCURACY OR THE ADEQUACY OF THIS
                                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS
          IMPORTANT             COMMITTING AN IMPORTANT FEDERAL CRIME.

           NOTICES              INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                                RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                                THE CONTRACTS ARE AVAILABLE ONLY IN NEW YORK.








                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE
--------------------------------------------------------------------------------
Overview
--------------------------------------------------------------------------------
  Important Terms                3
--------------------------------------------------------------------------------
  The Contract At A Glance       4
--------------------------------------------------------------------------------
  How the Contract Works         5
--------------------------------------------------------------------------------
Contract Features
--------------------------------------------------------------------------------
  The Contract                   6
--------------------------------------------------------------------------------
  Purchases and Contract Value   7
--------------------------------------------------------------------------------
  Guarantee Periods              8
--------------------------------------------------------------------------------
  Expenses                       10
--------------------------------------------------------------------------------
  Access To Your Money           11
--------------------------------------------------------------------------------
  Income Payments                12
--------------------------------------------------------------------------------
  Death Benefits                 13
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
Other Information
--------------------------------------------------------------------------------
  More Information               14
--------------------------------------------------------------------------------
  Allstate New York              14
--------------------------------------------------------------------------------
  The Contract                   14
--------------------------------------------------------------------------------
  Non-Qualified Annuities/Qualified Plans 14
--------------------------------------------------------------------------------
  Legal Matters                  14
--------------------------------------------------------------------------------
  Taxes                          15
--------------------------------------------------------------------------------
Annual Reports and Other Documents 20
--------------------------------------------------------------------------------
Appendix A - Market Value Adjustment 21
--------------------------------------------------------------------------------





                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------



This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
  Accumulation Phase              5
--------------------------------------------------------------------------------
  Allstate New York ("We")        14
--------------------------------------------------------------------------------
  Annuitant                       6
--------------------------------------------------------------------------------
  Beneficiary                     6
--------------------------------------------------------------------------------
  Cancellation Period             4
--------------------------------------------------------------------------------
  Contract                        6
--------------------------------------------------------------------------------
  Contract Owner ("You")          5
--------------------------------------------------------------------------------
  Contract Value                  7
--------------------------------------------------------------------------------
  Due Proof of Death              13
--------------------------------------------------------------------------------
  Guarantee Periods               4
--------------------------------------------------------------------------------



                                 PAGE
--------------------------------------------------------------------------------
  Income Plans                    5
--------------------------------------------------------------------------------
  Issue date                      5
--------------------------------------------------------------------------------
  Market Value Adjustment         4
--------------------------------------------------------------------------------
  Payout Phase                    5
--------------------------------------------------------------------------------
  Payout Start Date               12
--------------------------------------------------------------------------------
  Preferred Withdrawal Amount     10
--------------------------------------------------------------------------------
  SEC                             20
--------------------------------------------------------------------------------
  Settlement Value                13
--------------------------------------------------------------------------------
  Systematic Withdrawal Program   11
--------------------------------------------------------------------------------




                                 3  PROSPECTUS

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


SINGLE PAYMENT              You can purchase a Contract with as little as
                            $1,000
                            (we may increase the minimum to $4,000 in the
                            future).
-------------------------------------------------------------------------------
RIGHT TO CANCEL             You may cancel your Contract within 10 days of
                            receipt ("CANCELLATION PERIOD") and receive a full
                            refund of your purchase payment.
-------------------------------------------------------------------------------
EXPENSES                    You will bear the following expenses:

                            .A withdrawal charge will apply to withdrawals
                              made during the initial Guarantee Period.
                              Withdrawal charges will be the lesser of (a) the amount withdrawn in excess of the Preferred
                              Withdrawal Amount times one-half of the interest rate for the Guarantee Period, or (b) interest earned on the amount withdrawn (certain limits may apply to reduce this charge).The charge will not exceed 10% of the amount withdrawn, reduced by 1% for every year the contract is in force times the sum of the amount withdrawn and the Market Value Adjustment (described below).

                            .State premium tax (New York currently does not
                              impose one)
-------------------------------------------------------------------------------
GUARANTEED INTEREST         The Contract offers fixed interest rates that we
                            guarantee for specified periods that we call
                            "GUARANTEE PERIODS."To find out what the current
                            rates are on the Guarantee Periods, call us at
                            1-800-692-4682.
-------------------------------------------------------------------------------
SPECIAL SERVICES            For your convenience, we offer a SYSTEMATIC
                            WITHDRAWAL PROGRAM.
-------------------------------------------------------------------------------
INCOME PAYMENTS             The Contract offers three income payment plans:

                            . life income with guaranteed payments

                            .a joint and survivor life income with guaranteed
                              payments

                            . guaranteed payments for a specified period (5
                               to 30 years)
-------------------------------------------------------------------------------
DEATH BENEFITS              If you or the ANNUITANT dies before the PAYOUT
                            START DATE, we will pay the death benefit described
                            in the Contract.
-------------------------------------------------------------------------------
WITHDRAWALS                 You may withdraw some or all of your Contract value
                            ("CONTRACT VALUE") at anytime prior to the Payout
                            Start Date. If you withdraw Contract Value from a
                            Guarantee Period before its maturity, a withdrawal
                            charge, MARKET VALUE ADJUSTMENT, and taxes may
                            apply. Withdrawals taken prior to annuitization
                            (referred to in this prospectus as the Payout
                            Phase) are generally considered to come from the
                            earnings in the Contract first. If the Contract is
                            tax-qualified, generally all withdrawals are
                            treated as distributions of earnings. Withdrawals
                            of earnings are taxed as ordinary income and, if
                            taken prior to age 59 1/2, may be subject to an
                            additional 10% federal tax penalty.
-------------------------------------------------------------------------------

                                 4  PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------



The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date", which is the date we apply your money to provide income payments. You allocate your purchase payment to a Guarantee Period that earns a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 12. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY, will exercise the rights and privileges provided by the Contract. See "THE CONTRACT." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the Contract works.


                                 5  PROSPECTUS

THE CONTRACT
--------------------------------------------------------------------------------

The Custom Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the amount and timing of your withdrawals,

.. the programs you want to use to withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 80 as of the date we receive the completed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a living person. The maximum age of an Annuitant cannot exceed age 80 as of the date we receive the completed application.

You initially designate an Annuitant in your application. A Contract Owner who is a living person may change the Annuitant prior to the Payout Start Date. Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. Prior to the Payout Start Date, you may designate a joint Annuitant, who is a second person on whose life income payments depend. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be the youngest Contract Owner if living, otherwise the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract Owner is a living person, we will determine the Beneficiary from the most recent request of the Contract Owner.

If the Contract Owner is a non-living person, the Contract Owner is also the Beneficiary, unless a different Beneficiary is named.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. We will notify you of any changes. If a provision of the Contract is inconsistent with state law, we will follow state law.


                                 6  PROSPECTUS

ASSIGNMENT
No Contract Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES AND CONTRACT VALUE
--------------------------------------------------------------------------------

MINIMUM PURCHASE PAYMENT
Your purchase payment must be at least $1,000. We may increase the minimum to $4,000 in our sole discretion. We do not accept additional purchase payments on existing Contracts. We reserve the right to limit the maximum amount of purchase payment we will accept. We reserve the right to reject any application in our sole discretion.


ALLOCATION OF PURCHASE PAYMENT
You must select a Guarantee Period for your purchase payment from among those that we offer. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required issuing information.


RIGHT TO CANCEL
You may cancel your Contract within the Cancellation Period, which is 10 days following receipt of your Contract. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payment or any greater amount state law requires.

If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payment you have invested in the Guarantee Period, plus earnings thereon, and less any amounts previously withdrawn. Your Contract uses the term "Account Value" instead of "Contract Value."

                                 7  PROSPECTUS

GUARANTEE PERIODS
--------------------------------------------------------------------------------

The purchase payment you allocate to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years.

 The amount that you allocate to a Guarantee Period becomes part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.


INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

 We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your financial advisor or Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed rate stated in the Contract.


HOW WE CREDIT INTEREST
We will credit interest to your purchase payment from the Issue Date. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee P

Purchase Payment.........                  $10,000
Guarantee Period.........                  5 years
Annual Interest Rate.....                  4.50%

eriod and effective annual interest rate:

                                END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value...............   $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year....               $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year....                           $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year....                                       $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year....                                                    $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82


Total Interest Credited During Guarantee Period  =  $2,461.82 ($12,461.82 -
$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. THE HYPOTHETICAL INTEREST RATE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT INTENDED TO PREDICT EITHER

                                 8  PROSPECTUS

CURRENT OR FUTURE INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL INTEREST RATES DECLARED FOR AND GIVEN GUARANTEE PERIOD MAY BE MORE OR LESS THAN SHOWN ABOVE BUT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM RATE STATED IN THE CONTRACT.


RENEWALS
At least 35 calendar days prior to the end of each Guarantee Period, we will mail you a notice listing your renewal options. During the 10-day period after the end of the Guarantee Period, you may:

1. Take no action. We will automatically apply your money to a one-year renewal Guarantee Period. The new interest rate will be set at the time of renewal; or

2. Instruct us to apply your money to a new Guarantee Period from among those that may be available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for the new Guarantee Period; or

3. Withdraw all or a portion of your money without incurring a withdrawal charge or a Market Value Adjustment. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

 During the first 10 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 10-day period.


MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken during the 10 day period after a Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply upon payment of a death benefit under a Contract.

We will not apply the Market Value Adjustment on:

.. the Payout Start Date;

.. withdrawals you take to satisfy IRS required distribution rules for the Contract; or

.. withdrawals within the Preferred Withdrawal Amount, described under "Expenses" on page 10.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the effective annual interest crediting rate for a period equal to the Guarantee Period at its inception to the interest crediting rate for a period equal to the time remaining in the Guarantee Period when you remove your money. See "Appendix A" for a more detailed description.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than your purchase payment plus interest at the minimum guaranteed interest rate under the Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to your purchase payment less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                 9  PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGES
We may assess a withdrawal charge to amounts you withdraw prior to the end of the initial Guarantee Period. During each year (as measured from the commencement of a Guarantee Period), you can withdraw up to 10% of the amount of the funds allocated to that Guarantee Period without paying the withdrawal charge or a Market Value Adjustment. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future years. We will deduct withdrawal charges, if applicable, from the amount paid.

The amount of the withdrawal charge equals the lesser of:

(a) one-half the interest crediting rate for the Guarantee Period multiplied by the amount withdrawn in excess of the Preferred Withdrawal Amount; or

 (b)  interest earned on the amount withdrawn.

The amount of the withdrawal charge will not exceed 10% of the withdrawal amount, reduced by 1% for every year the Contract is in force, multiplied by the sum of: (1) the amount withdrawn; and (2) the Market Value Adjustment.

We do not apply a withdrawal charge in the following situations:

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;

.. on the Payout Start Date; or

.. money withdrawn within 10 days after the expiration of a Guarantee Period which it had been allocated.


PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

                                 10  PROSPECTUS

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

The minimum withdrawal amount is $100.00.


MINIMUM CONTRACT VALUE
 If the amount you withdraw reduces your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your contract will terminate if you withdraw all of your Contract Value. We will however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into the Contract Owner's bank account or an account designated by you. Please consult with your financial advisor for details.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


RETURN OF PURCHASE PAYMENT GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender will never be less than your purchase payment, less amounts previously withdrawn (prior to withholding and the deduction of any taxes if applicable). Premium taxes and income tax withheld may reduce the amount you receive on surrender to less than your purchase payment. This guarantee does not apply to earnings on your purchase payment. The renewal of a Guarantee Period does not in any way change this guarantee.

                                 11  PROSPECTUS

INCOME PAYMENTS
--------------------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day we apply your Contract Value less any applicable taxes, to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and occur on or before

.. the later of the 10th Contract anniversary,

.. or the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans available under the Contract are:


INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS.
Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.


INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS.
Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.


INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, less applicable taxes, to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000, or if your monthly payments would be less than $20, we may:

.. pay you the Contract Value, less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. determining your Contract Value on the Payout Start Date;

2. deducting any applicable tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 10 days or more, we will pay interest as required by law from the date we

                                 12  PROSPECTUS
receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
--------------------------------------------------------------------------------

The Contract offers a death benefit prior to the Payout Start Date on the earlier of:

1. the death of any Contract Owner, or

2. the death of the Annuitant.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "DUE PROOF OF DEATH":

.. a certified copy of a death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..  any other proof acceptable to us.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the Death Benefit is equal to the greater of:
(1) the Contract Value, or (2) the "SETTLEMENT VALUE," which is the Contract Value, adjusted by any market value adjustment, less withdrawal charges and taxes. We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit.


DEATH BENEFIT PAYMENTS
Upon death of the Contract Owner, the new Contract Owner generally has the following 3 options:

1. receive the Settlement Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract Owner, or a period not to exceed the life expectancy of the new Contract Owner.

Options 2 and 3 above are available only if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

If the new Contract Owner is a non-living person, the new Contract Owner must elect to receive the death benefit in a lump sum. If we receive Due Proof of Death within 180 days of the date of death, we will pay a death benefit. Otherwise, we will pay a Settlement Value.

An Annuitant is necessary to continue the Contract between the date of the Contract Owner's death and the final distribution. If there is no Annuitant, the new Annuitant will be the youngest new Contract Owner.

If the surviving spouse of the deceased Contract Owner is the new Contract Owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

If the Contract Owner is not the Annuitant and the Annuitant dies, then the Contract Owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2.  receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract Owner.

For Options 1 and 3, the new Annuitant will be the youngest Contract Owner unless the Contract Owner names a different Annuitant. Options 1 and 3 are not available if the Contract Owner is a non-living person.

Options 2 and 3 above are only available if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

If the Contract Owner is not the Annuitant and the Annuitant dies, the Contract Owner has 60 days from the date we receive due proof of death to select an Income Plan without incurring a tax on the entire gain in the Contract. If the Contract Owner (other than a surviving spouse) elects to continue the Contract the owner(s) will be taxed on the entire gain in the Contract computed on the date of continuance. We are required to report such gain to the IRS as income to the Contract Owner. An additional 10% federal tax penalty may apply if the Contract Owner is under age 59 1/2. Any amount included

                                 13  PROSPECTUS
in the Contract Owner's gross income as a result of a Contract continuance will increase the investment in the Contract for future distributions.

PLEASE REFER TO YOUR CONTRACT FOR MORE DETAILS ON THE ABOVE OPTIONS.


MORE INFORMATION
--------------------------------------------------------------------------------

ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of New York. From 1967 to 1978, Allstate New York was known as "Financial Life Insurance Company". From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, New York 11788-5107.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.


THE CONTRACT
DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the NASD. The Contracts are available through financial institutions and broker-dealers that have entered into a distribution agreement with ALFS.

We may pay up to a maximum sales commission of 8 1/2%, both upon sales of the Contract and upon renewal of a Guarantee Period.

Allstate New York does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract Owners arising out of services rendered or Contracts issued.


NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                 14  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY OF NEW YORK
Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Code.


TAXATION OF FIXED ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Owner is a natural person.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is

                                 15  PROSPECTUS
possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract
  Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2 . However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2;

.. made as a result of the Contract Owner's death or becoming totally disabled;

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary;

.. made under an immediate annuity; or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated

                                 16  PROSPECTUS
and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

.. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate

New York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from

                                 17  PROSPECTUS

Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (applies only for IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of

                                 18  PROSPECTUS
withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual reirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

                                 19  PROSPECTUS

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
 Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

ALLSTATE NEW YORK'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 ("FORM 10-K ANNUAL REPORT") IS INCORPORATED HEREIN BY REFERENCE, WHICH MEANS THAT IT IS LEGALLY A PART OF THIS PROSPECTUS.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the Securities and Exchange Commission ("SEC ") under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

 Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 544 Lakeview Parkway, Suite 300, Vernon Hills, IL 60061 (telephone: 1-800-692-4682).


ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your Financial Advisor or call our customer support unit at 1-800-692-4682.

                                 20  PROSPECTUS

APPENDIX A MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:


I        =    the effective annual interest crediting rate for that Guarantee
              Period;
N        =    the number of complete days from the date of withdrawal to the end of the Guarantee Period; and
J        =    the current initial or current renewal interest rate credited for a withdrawal from an initial or renewal guarantee period, respectively, on the date the withdrawal request is received for a Guarantee Period of duration N. If a Guarantee Period of duration N is not currently being offered, J will be determined by linear interpolation (weighted average) between the two nearest periods being offered. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of duration 365.

For any withdrawal, if J is not available, J will be equal to the most recent Moody's Monthly Corporate Bond Yield Average (for the applicable duration) as published by Moody's Investor Services, Inc. In the event that the Moody's Monthly Corporate Bond Yield Average is no longer available, a suitable replacement index, subject to the approval of the New York Insurance Department, would be utilized.

The Market Value Adjustment factor is determined from the following formula:

                             .9 X (I - J) X (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Preferred Withdrawal Amount) from a Guarantee Period at any time other than during the 10 day period after such Guarantee Period expires. The Market Value Adjustment may also be applied to your Contract Value in determining the amount of the death benefit.

                                 21  PROSPECTUS

                      EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment:                  $10,000 allocated to a Guarantee Period

Guarantee Period:                  5 years

Interest Rate:                     4.50%

Full Surrender:                    End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

                  EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract Value at End of    $10,000.00 x (1.045)/3/ =
         Contract Year 3:                      $11,411.66

Step 2.  Calculate the Amount in excess of     Preferred Withdrawal Amount
         the Preferred Withdrawal Amount:      (.10 x $10,000) = $1,000
                                               Amount in Excess: $11,411.66 -
                                               $1,000 = $10,411.66

Step 3.  Calculate the Withdrawal Charge:      .0225 (represents 1/2 of
                                               interest rate of .045) X
                                               $10,411.66 = $234.26

Step 4.  Calculate the Market Value            I   = 4.5%
         Adjustment:                           J  = 4.2%
                                               N = 730 days

                                               Market Value Adjustment Factor:
                                               .9 X (I - J) X N/365 = .9 X
                                               (.045 - .042) X (730/365) =
                                               .0054

                                               Market Value Adjustment = Market
                                               Value Adjustment Factor X Amount
                                               Subject to Market Value
                                               Adjustment:
                                                = .0054 X $10,411.66 = $56.22

Step 5.  Calculate the amount received by a    $11,411.66 - $234.26 + $56.22 =
         Contract Owner as a result of full    $11,233.62
         withdrawal at the end of Contract
         Year 3:

                                 22  PROSPECTUS

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1.  Calculate Contract Value at End of      $10,000.00 x (1.045)/3/ =
         Contract Year 3:                        $11,411.66

Step 2.  Calculate the Amount in excess of the   Preferred Withdrawal Amount
         Preferred Withdrawal Amount:            (.10 x $10,000) = $1,000
                                                 Amount in Excess: $11,411.66 -
                                                 $1,000 = $10,411.66
Step 3.  Calculate the Withdrawal Charge:        .0225 (represents 1/2 of
                                                 interest rate of .045) X
                                                 $10,411.66 = $234.26

Step 4.  Calculate the Market Value              I   = 4.5%
         Adjustment:                             J  = 4.8%
                                                 N = 730 days

                                                 Market Value Adjustment
                                                 Factor: .9 X (I - J) X N/365 =
                                                 .9 X (.045 - .048) X (730/365)
                                                 = - .0054

                                                 Market Value Adjustment =
                                                 Market Value Adjustment Factor
                                                 X Amount Subject to Market
                                                 Value Adjustment:
                                                  = - .0054 X $10,411.66 = -
                                                 $56.22

Step 5.  Calculate the amount received by a      $11,411.66 - $234.26 - $56.22
         Contract owner as a result of full      = $11,121.18
         withdrawal at the end of Contract
         Year 3:




THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                 23  PROSPECTUS

THE CUSTOM ANNUITY



ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
CUSTOMER SERVICE:
544 LAKEVIEW PARKWAY, SUITE 300
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-256-9392                    PROSPECTUS DATED MAY 1, 2004

 -------------------------------------------------------------------------------
Allstate Life Insurance Company of New York ("Allstate New York") is offering
 The Custom Annuity, an individual single premium deferred annuity contract ("Contract"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.



The Contract is available through Morgan Stanley DW Inc., the principal underwriter for the Contract.





                THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING AN
  IMPORTANT     IMPORTANT FEDERAL CRIME.
   NOTICES
                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                THE CONTRACTS ARE AVAILABLE ONLY IN NEW YORK.









                                 1  PROSPECTUS

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                 PAGE
--------------------------------------------------------------------------------
Overview
--------------------------------------------------------------------------------
  Important Terms                3
--------------------------------------------------------------------------------
  The Contract at a Glance       4
--------------------------------------------------------------------------------
  How the Contract Works         5
--------------------------------------------------------------------------------
Contract Features
--------------------------------------------------------------------------------
  The Contract                   6
--------------------------------------------------------------------------------
  Purchases and Contract Value   7
--------------------------------------------------------------------------------
  Guarantee Periods              8
--------------------------------------------------------------------------------
  Expenses                       10
--------------------------------------------------------------------------------
  Access to Your Money           10
--------------------------------------------------------------------------------
  Income Payments                12
--------------------------------------------------------------------------------

                                 PAGE

--------------------------------------------------------------------------------
  Death Benefits                 13
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information:              14
--------------------------------------------------------------------------------
  Allstate New York              14
--------------------------------------------------------------------------------
  The Contract                   14
--------------------------------------------------------------------------------
  Non-Qualified Annuities/Qualified Plans 14
--------------------------------------------------------------------------------
  Legal Matters                   14
--------------------------------------------------------------------------------
  Taxes                           15
--------------------------------------------------------------------------------
  Annual Reports and Other Documents 20
--------------------------------------------------------------------------------
Appendix A -- Market Value Adjustment 21
--------------------------------------------------------------------------------


                                 2  PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                 PAGE

--------------------------------------------------------------------------------
ACCUMULATION PHASE               5
--------------------------------------------------------------------------------
ALLSTATE NEW YORK ("WE")          14
--------------------------------------------------------------------------------
ANNUITANT                        6
--------------------------------------------------------------------------------
BENEFICIARY                       6
--------------------------------------------------------------------------------
CANCELLATION PERIOD              4
--------------------------------------------------------------------------------
CONTRACT                         6
--------------------------------------------------------------------------------
CONTRACT OWNER ("YOU")           5
--------------------------------------------------------------------------------
CONTRACT VALUE                   7
--------------------------------------------------------------------------------
DUE PROOF OF DEATH               13
--------------------------------------------------------------------------------
GUARANTEE PERIODS                4
--------------------------------------------------------------------------------
INCOME PLANS                     5
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ISSUE DATE                       5
--------------------------------------------------------------------------------
MARKET VALUE ADJUSTMENT          4
--------------------------------------------------------------------------------
PAYOUT PHASE                     5
--------------------------------------------------------------------------------
PAYOUT START DATE                12
--------------------------------------------------------------------------------
PREFERRED WITHDRAWAL AMOUNT      10
--------------------------------------------------------------------------------
SEC                              20
--------------------------------------------------------------------------------
SETTLEMENT VALUE                 13
--------------------------------------------------------------------------------
SYSTEMATIC WITHDRAWAL PROGRAM    10
--------------------------------------------------------------------------------

                                 3  PROSPECTUS

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

SINGLE PAYMENT                  You can purchase a Contract with as little as $1,000
                                (we may increase the minimum to $4,000 in the future).
---------------------------------------------------------------------------------------
RIGHT TO CANCEL                 You may cancel your Contract within 10 days of receipt
                                ("CANCELLATION PERIOD") and receive a full refund of
                                your purchase payment.
---------------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                .A withdrawal charge will apply to withdrawals made
                                  during the initial Guarantee Period.
                                  Withdrawal charges will be the lesser of (a) the
                                  amount withdrawn in excess of the Preferred
                                  Withdrawal Amount times one half of the interest rate
                                  for the Guarantee Period, or (b) interest earned on
                                  the amount withdrawn (certain limits may apply to
                                  reduce this charge). The charge will not exceed 10%
                                  of the amount withdrawn, reduced by 1% for every year
                                  the contract is in force times the sum of the amount
                                  withdrawn and the Market Value Adjustment (described
                                  below).

                                .
                                  State premium tax (New York currently does not impose
                                  one)
---------------------------------------------------------------------------------------
GUARANTEED INTEREST             The Contract offers fixed interest rates that we
                                guarantee for specified periods we call "GUARANTEE
                                PERIODS. " To find out what the current rates are on
                                the Guarantee Periods, call us at 1-800-256-9392.
---------------------------------------------------------------------------------------
SPECIAL SERVICES                For your convenience, we offer a SYSTEMATIC WITHDRAWAL
                                PROGRAM.
---------------------------------------------------------------------------------------
INCOME PAYMENTS                 The Contract offers three income payment plans:

                                . life income with guaranteed payments

                                .a joint and survivor life income with guaranteed
                                  payments

                                . guaranteed payments for a specified period (5
                                  to 30 years)
---------------------------------------------------------------------------------------
DEATH BENEFITS                  If you or the ANNUITANT dies before the PAYOUT START
                                DATE, we will pay the death benefit described in the
                                Contract.
---------------------------------------------------------------------------------------
WITHDRAWALS                     You may withdraw some or all of your Contract Value
                                ("CONTRACT VALUE") at anytime prior to the Payout Start
                                Date. If you withdraw Contract Value from a Guarantee
                                Period before its maturity, a withdrawal charge, MARKET
                                VALUE ADJUSTMENT, and taxes may apply. Withdrawals
                                taken prior to annuitization (referred to in this
                                prospectus as the Payout Phase) are generally
                                considered to come from the earnings in the Contract
                                first. If the Contract is tax-qualified, generally all
                                withdrawals are treated as distributions of earnings.
                                Withdrawals of earnings are taxed as ordinary income
                                and, if taken prior to age 59 1/2, maybe subject to an
                                additional 10% federal tax penalty.

---------------------------------------------------------------------------------------

                                 4  PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date", which is the date we apply your money to provide income payments. You allocate your purchase payment to a Guarantee Period that earns a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 12. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can receive    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment


As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY, will exercise the rights and privileges provided by the Contract.
 See "THE CONTRACT." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."

Please call us at 1-800-256-9392 if you have any questions about how the Contract works.

                                 5  PROSPECTUS

THE CONTRACT
--------------------------------------------------------------------------------

The Custom Annuity is a contract between you, the Contract Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the amount and timing of your withdrawals,

.. the programs you want to use to withdraw money,

.. the income payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

.. any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary, may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. The maximum age of the oldest Contract Owner and the Annuitant cannot exceed age 80 as of the date we receive the completed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a living person. The maximum age of any Annuitant cannot exceed age 80 as of the date we receive the completed application.

You initially designate an Annuitant in your application. A Contract Owner who is a living person may change the Annuitant prior to the Payout Start Date. Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. Prior to the Payout Start Date, you may designate a joint Annuitant, who is a second person on whose life income payments depend. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be the youngest Contract Owner if living, otherwise the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner subject to the Death of Owner provision if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a Change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract Owner is a living person, we will determine the Beneficiary from the most recent request of the Contract Owner.

If the Contract Owner is a non-living person, the Contract Owner is also the Beneficiary, unless a different Beneficiary is named.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.


MODIFICATION OF THE CONTRACT
Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. We will notify you of any changes. If a provision of the Contract is inconsistent with state law, we will follow state law.

                                 6  PROSPECTUS

ASSIGNMENT
No Contract Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may otherwise assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES AND CONTRACT VALUE
--------------------------------------------------------------------------------

MINIMUM PURCHASE PAYMENT
Your purchase payment must be at least $1,000. We may increase the minimum to $4,000 in our sole discretion. We do not accept additional purchase payments on existing Contracts. We reserve the right to limit the maximum amount of purchase payment we will accept. We reserve the right to reject any application in our sole discretion.


ALLOCATION OF PURCHASE PAYMENT
You must select a Guarantee Period for your purchase payment from among those that we offer. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required issuing information.


RIGHT TO CANCEL
You may cancel your Contract within the Cancellation Period, which is 10 days following receipt of your Contract. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payment or any greater amount state law requires.

If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payments or the Contract Value.


CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payment you have invested in the Guarantee Period, plus earnings thereon, and less any amounts previously withdrawn. Your Contract uses the term "Account Value" instead of "Contract Value."

                                 7  PROSPECTUS

GUARANTEE PERIODS
--------------------------------------------------------------------------------

The purchase payment you allocate to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years.

The amount that you allocate to a Guarantee Period becomes part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.

INTEREST RATES

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATE TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your Financial Advisor or Allstate New York at 1-800-256-9392. The interest rate will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST

We will credit interest to your purchase payment from the Issue Date. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment.........                                     $10,000
Guarantee Period.........                                     5  years
Annual Interest Rate.....                                     4.50%



                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value                  $10,000.00
 X  (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year                   $10,450.00
 X  (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year                               $10,920.25
 X  (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year                                           $11,411.66
 X  (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end
 of Contract Year                                                        $11,925.19
 X  (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

Total Interest Credited During Guarantee Periods = $2,461.82 ($12,461.82 - $10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
 If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. THE HYPOTHETICAL INTEREST RATE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT INTENDED TO PREDICT EITHER CURRENT OR FUTURE INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN GUARANTEE PERIOD MAY BE MORE OR LESS THAN SHOWN ABOVE BUT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM RATE STATED IN THE CONTRACT.

                                 8  PROSPECTUS

RENEWALS
At least 35 calendar days prior to the end of each Guarantee Period, we will mail you a notice listing your renewal options. During the 10-day period after the end of the Guarantee Period, you may:

1. Take no action. We will automatically apply your money to a one-year renewal Guarantee Period. The new interest rate will be set at the time of renewal; or

2. Instruct us to apply your money to a new Guarantee Period from among those that may be available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for the new Guarantee Period; or

3. Withdraw all or a portion of your money without incurring a withdrawal charge or a Market Value Adjustment. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

During the first 10 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 10-day period.


MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken during the 10 day period after a Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply upon payment of a death benefit under a Contract.

We will not apply the Market Value Adjustment on:

.. the Payout Start Date;

.. withdrawals you take to satisfy IRS required distribution rules for the Contract; or

.. withdrawals within the Preferred Withdrawal Amount, described under "Expenses" on page 10 .

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the effective annual interest crediting rate for a period equal to the Guarantee Period at its inception to the interest crediting rate for a period equal to the time remaining in the Guarantee Period when you remove your money. See "Appendix A" for a more detailed description.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than your purchase payment plus interest at the minimum guaranteed interest rate under the Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to your purchase payment less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                 9  PROSPECTUS

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.

WITHDRAWAL CHARGE
We may assess a withdrawal charge to amounts you withdraw prior to the end of the initial Guarantee Period. During each year (as measured from the commencement of a Guarantee Period), you can withdraw up to 10% of the amount of the funds allocated to that Guarantee Period without paying the withdrawal charge or a Market Value Adjustment. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future years. We will deduct withdrawal charges, if applicable, from the amount paid.

The amount of the withdrawal charge equals the lesser of:

(a)
one-half the interest crediting rate for the Guarantee Period multiplied by the amount withdrawn in excess of the Preferred Withdrawal Amount; or

(b)   interest earned on the amount withdrawn.

The amount of the withdrawal charge will not exceed 10% of the withdrawal amount, reduced by 1% for every year the Contract is in force, multiplied by the sum of: (1) the amount withdrawn; and (2) the Market Value Adjustment.

We do not apply a withdrawal charge in the following situations:

.. withdrawals taken to satisfy IRS minimum distribution rules for the Contract;

.. on the Payout Start Date; or

.. money withdrawn within 10 days after the expiration of a Guarantee Period to which it had been allocated.


PREMIUM TAXES
Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

The minimum withdrawal amount is $100.00.


MINIMUM CONTRACT VALUE
If the amount you withdraw reduces your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your contract will terminate if you withdraw all of your Contract Value. We will however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and applicable taxes.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to 6 months from the date we receive your withdrawal request.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into your bank account or a Morgan Stanley Active Assets (TM) Account. Please consult with your Morgan Stanley Financial Advisor for details.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

                                 10  PROSPECTUS

RETURN OF PURCHASE PAYMENT GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender will never be less than your purchase payment, less amounts previously withdrawn (prior to withholding and the deduction of any taxes if applicable). Premium taxes and income tax withheld may reduce the amount you receive on surrender to less than your purchase payment. This guarantee does not apply to earnings on your purchase payment. The renewal of a Guarantee Period does not in any way change this guarantee.

                                 11  PROSPECTUS

INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
The Payout Start Date is the day we apply your Contract Value less any applicable taxes, to an Income Plan. The Payout Start Date must be:

.. at least 30 days after the Issue Date; and

.. the later of the 10th Contract anniversary,

.. or the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designated. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans available under the Contract are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the life of the Annuitant. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us. If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

We will apply your Contract Value, less applicable taxes, to your Income Plan on the Payout Start Date. If the Contract Value is less than $2,000, or if your monthly payments would be less than $20, we may:

.. pay you the Contract Value, less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1. determining your Contract Value on the Payout Start Date;

2. deducting any applicable tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer such payments for 10 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

                                 12  PROSPECTUS

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.


DEATH BENEFITS
--------------------------------------------------------------------------------

The Contract offers a death benefit prior to the Payout Start Date on the earlier of:

1. the death of any Contract Owner, or

2. the death of the Annuitant.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary.

A claim for a distribution on death must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

.. a certified copy of a death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

.. any other proof acceptable to us.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greater of:
(1) the Contract Value, or (2) the "SETTLEMENT VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and taxes. We will calculate the value of the death benefit as of the date we receive a complete request for payment of the death benefit.


DEATH BENEFIT PAYMENTS
Upon death of the Contract Owner, the new Contract Owner generally has the following 3 options:

1. receive the Settlement Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract Owner, or a period not to exceed the life expectancy of the new Contract Owner.

Options 2 and 3 above are available only if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

If the new Contract Owner is a non-living person, the new Contract Owner must elect to receive the death benefit in a lump sum. If we receive Due Proof of Death within 180 days of the date of death, we will pay a death benefit.
 Otherwise, we will pay a Settlement Value.

An Annuitant is necessary to continue the Contract between the date of the Contract Owner's death and the final distribution. If there is no Annuitant, the new Annuitant will be the youngest new Contract Owner.

If the surviving spouse of the deceased Contract Owner is the new Contract Owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

If the Contract Owner is not the Annuitant and the Annuitant dies, then the Contract Owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract Owner.

For Options 1 and 3, the new Annuitant will be the youngest Contract owner unless the Contract owner names a different Annuitant. Options 1 and 3 are not available if the Contract owner is a non-living person.

Options 2 and 3 above are only available if you elect one of these options and we receive Due Proof of Death within 180 days of the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

If the Contract Owner is not the Annuitant and the Annuitant dies, the Contract Owner has 60 days from the date we receive Due Proof of Death to select an Income Plan without incurring a tax on the entire gain in the Contract. If the Contract Owner (other than a surviving spouse) elects to continue the Contract the Contract Owner(s) will be taxed on the entire gain in the Contract computed on the date of continuance. We are required to report such gain to the IRS as income to the Contract Owner. An additional 10% federal tax penalty may apply if the Contract Owner is under age 59 1/2. Any amount included in the Contract Owner's gross income as a result

                                 13  PROSPECTUS
of a Contract continuance will increase the investment in the Contract for future distributions.

PLEASE REFER TO YOUR CONTRACT FOR MORE DETAILS ON THE ABOVE OPTIONS.


MORE INFORMATION
--------------------------------------------------------------------------------


ALLSTATE NEW YORK
Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of New York. From 1967 to 1978, Allstate New York was known as "Financial Life Insurance Company". From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, New York 11788-5107.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.


THE CONTRACT
Morgan Stanley DW Inc., located at 1585 Broadway, New York, NY 10036, serves as principal underwriter of the Contracts. Morgan Stanley DW Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. Morgan Stanley DW Inc. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act") and is a member of NASD. Morgan Stanley DW Inc. is also registered with the Securities and Exchange Commission as an investment adviser.


We may pay up to a maximum sales commission of 8% both upon sale of the Contract and upon renewal of a Guarantee Period.

The General Agency Agreement between Allstate New York and Morgan Stanley DW Inc. provides that Allstate New York will indemnify Morgan Stanley DW Inc. for certain damages that may be caused by actions, statements or omissions by Allstate New York.


NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.


LEGAL MATTERS
All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                 14  PROSPECTUS

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE
COMPANY OF NEW YORK
Allstate New York is taxed as a life insurance company under Part I of Subchapter L of the Code.


TAXATION OF FIXED ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Owner is a natural person.


NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.


EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.


GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section.
 In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.


TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.


TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.


WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is

                                 15  PROSPECTUS
possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.


DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

.. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Owner's death;

.. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Owner's death. If the Contract
  Owner's designated Beneficiary is the surviving spouse of the Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

.. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.


TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

.. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

.. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.


PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2 . However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2;

.. made as a result of the Contract Owner's death or becoming totally disabled;

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract beneficiary;

.. made under an immediate annuity; or

.. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.


PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance, as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different.


TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.


AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated

                                 16  PROSPECTUS
and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income on annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as investments as:

.. Individual Retirement Annuities (IRAs) under Section 408(b) of the Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension (SEP IRA) under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE IRA) under Section 408(p) of the Code; and

Tax Sheltered Annuities under Section 403(b) of the Code.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate

New York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored retirement plan.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.


TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from

                                 17  PROSPECTUS

Roth IRAs will indicate that the taxable amount is not determined.


REQUIRED MINIMUM DISTRIBUTIONS. Generally, IRAs (excluding Roth IRAs) and TSAs require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.


THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.


PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

.. made on or after the date the Contract Owner attains age 59 1/2,

.. made as a result of the Contract Owner's death or total disability,

.. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

.. made after separation from service after age 55 (applies only for IRAs),

.. made pursuant to an IRS levy,

.. made for certain medical expenses,

.. made to pay for health insurance premiums while unemployed (applies only for IRAs),

.. made for qualified higher education expenses (applies only for IRAs), and

.. made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.


SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.


INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from employer sponsored retirement plans, including TSAs but excluding IRAs, with the exception of:

.. required minimum distributions, or,

.. a series of substantially equal periodic payments made over a period of at least 10 years, or,

.. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

.. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of

                                 18  PROSPECTUS
withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Section 1441 of the Code provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN").
ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.


ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS)

Internal Revenue Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the annuity contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

  (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

  (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

  (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.


SIMPLIFIED EMPLOYEE PENSION IRA. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.


SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Section 408(p) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual reirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

                                 19  PROSPECTUS

TAX SHELTERED ANNUITIES. Section 403(b) of the Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 59 1/2,

.. severs employment,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
 Generally, we do not accept Employee Retirement Income Security Act of 1974 (ERISA) funds in 403(b) contracts.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

ALLSTATE NEW YORK'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 ("FORM 10-K ANNUAL REPORT") IS INCORPORATED HEREIN BY REFERENCE, WHICH MEANS THAT IT IS LEGALLY A PART OF THIS PROSPECTUS.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the Securities and Exchange Commission ("SEC ") under the Exchange Act are also incorporated herein by reference, which means that they also legally become a
part of this prospectus.   Statements in this prospectus, or in documents that
we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of the SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 544 Lakeview Parkway, Suite 300, Vernon Hills, IL 60061 (telephone: 1-800-256-9392).


ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your Morgan Stanley Financial Advisor or call our customer support unit at 1-800-256-9392.

                                 20  PROSPECTUS

APPENDIX A MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I  = the effective annual interest crediting rate for that Guarantee Period;

N = the number of complete days from the date of withdrawal to the end of the Guarantee Period; and

J   = the current initial or current renewal interest rate credited for a withdrawal from an initial or renewal guarantee period, respectively, on the date the withdrawal request is received for a Guarantee Period of duration N. If a Guarantee Period of duration N is not currently being offered, J will be determined by linear interpolation (weighted average) between the two nearest periods being offered. If N is less than or equal to 365 days, J will be the rate for a Guarantee Period of duration 365.

For any withdrawal, if J is not available, J will be equal to the most recent Moody's Monthly Corporate Bond Yield Average (for the applicable duration) as published by Moody's Investor Services, Inc. In the event that the Moody's Monthly Corporate Bond Yield Average is no longer available, a suitable replacement index, subject to the approval of the New York Insurance Department, would be utilized.

The Market Value Adjustment factor is determined from the following formula:

                             .9 X (I - J) X (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Preferred Withdrawal Amount) from a Guarantee Period at any time other than during the 10 day period after such Guarantee Period expires. The Market Value Adjustment may also be applied to your Contract Value in determining the amount of the death benefit.

                                 21  PROSPECTUS

                      EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment:                      $10,000 allocated to a Guarantee Period

Guarantee Period:                      5 years

Interest Rate:                         4.50%

Full Surrender:                        End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.


                  Example 1 (Assume declining interest rates)

Step 1.  Calculate Contract Value at End of    $10,000.00 x (1.045)/3/ =
         Contract Year 3:                      $11,411.66

Step 2.  Calculate the Amount in excess of     Preferred Withdrawal Amount
         the Preferred Withdrawal Amount:      (.10 x $10,000) = $1,000
                                               Amount in Excess: $11,411.66 -
                                               $1,000 = $10,411.66

Step 3.  Calculate the Withdrawal Charge:      .0225 (represents 1/2 of
                                               interest rate of .045) X
                                               $10,411.66 = $234.26

Step 4.  Calculate the Market Value            I   = 4.5%
         Adjustment:                           J  = 4.2%
                                               N = 730 days

                                               Market Value Adjustment Factor:
                                               .9 X (I - J) X N/365 = .9 X
                                               (.045 - .042) X (730/365) =
                                               .0054

                                               Market Value Adjustment = Market
                                               Value Adjustment Factor X Amount
                                               Subject to Market Value
                                               Adjustment:
                                                = .0054 X $10,411.66 = $56.22

Step 5.  Calculate the amount received by a    $11,411.66 - $234.26 + $56.22 =
         Contract Owner as a result of full    $11,233.62
         withdrawal at the end of Contract
         Year 3:

                                 22  PROSPECTUS

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract Value at End of      $10,000.00 x (1.045)/3/ =
         Contract Year 3:                        $11,411.66

Step 2.  Calculate the Amount in excess of the   Preferred Withdrawal Amount
         Preferred Withdrawal Amount:            (.10 x $10,000) = $1,000
                                                 Amount in Excess: $11,411.66 -
                                                 $1,000 = $10,411.66

Step 3.  Calculate the Withdrawal Charge:        .0225 (represents 1/2 of
                                                 interest rate of .045) X
                                                 $10,411.66 = $234.26

Step 4.  Calculate the Market Value              I   = 4.5%
         Adjustment:                             J  = 4.8%
                                                 N = 730 days

                                                 Market Value Adjustment
                                                 Factor: .9 X (I - J) X N/365 =
                                                 .9 X (.045 - .048) X (730/365)
                                                 = - .0054

                                                 Market Value Adjustment =
                                                 Market Value Adjustment Factor
                                                 X Amount Subject to Market
                                                 Value Adjustment:
                                                  = - .0054 X $10,411.66 = -
                                                 $56.22

Step 5.  Calculate the amount received by a      $11,411.66 - $234.26 - $56.22
         Contract Owner as a result of full      = $11,121.18
         withdrawal at the end of Contract
         Year 3:



THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                 23  PROSPECTUS

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-laws of Allstate Life Insurance Company of New York ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS.

Exhibit No.    Description

(1)(a) Form of Underwriting Agreement with Morgan Stanley DW Inc. (Incorporated herein by reference to Post-Effective Amendment No. 13 to Form N-4 Registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 033-35412) dated December 31, 1996.)

(1)(b) Form of Principal Underwriting Agreement with ALFS, Inc. (Incorporated herein by reference to Registrant's Pre-effective Amendment No. 1 to Form S-3 Registration Statement (File No. 333-44630) dated September 14, 2000.)

(2) None

(4) Form of Allstate Life Insurance Company of New York Single Premium Deferred Annuity Contract and Application (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Registration Statement (File No.033-47245) dated April 1, 1997.)

(5) Opinion of General Counsel re: Legality. (Previously filed in Registrant's Initial Form S-3 Registration Statement (File No. 333-58512) dated April 9,
2001).

(8) None

(11) None

(12) None

(15) None

(23) Independent Auditors' Consent filed herewith.

(24)(a) Powers of Attorney for Michael J. Velotta, Margaret G. Dyer, Marla G. Friedman, John C. Lounds, J. Kevin McCarthy, Samuel H. Pilch, and Patricia W. Wilson (Incorporated herein by reference to Registrant's initial filing of its Form S-3 Registration Statement (File No. 333-44630) dated August 28, 2000.)

(24) (b) Powers of Attorney for Vincent A. Fusco, Marcia D. Alazraki, Cleveland Johnson, Jr., Kenneth R. O'Brien and John R. Raben, Jr. (Previously filed in Registrant's Initial Form S-3 Registration Statement (File No. 333-58512) dated April 9, 2001).

(24) (c) Power of Attorney for Steven E. Shebik (Previously filed in Amendment No. 1 to Registrant's S-3 Registration Statement (File No. 333-58512) dated April 19, 2002.)

(24)(d) Power of Attorney for Casey J. Sylla and Phyllis Hill Slater (Previously filed in Amendment No. 2 to Registrant's S-3 Registration Statement (File No. 333-58512) dated April 11, 2003.)

(24)(e) Power of Attorney for Kevin R. Slawin filed herewith.

(25) None

(26) None

(27) Not applicable

(99)(a) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 5 to Registrant's Registration Statement (File No. 033-47245) dated April 1, 1997.)

(99)(b) Experts filed herewith.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, State of Illinois on April 1, 2004.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                  (REGISTRANT)

                  By: /s/MICHAEL J. VELOTTA
                      ------------------
                      Michael J. Velotta
                      Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 1st day of April, 2004.


*/MARCIA D. ALAZRAKI                         Director
----------------------------
Marcia D. Alazraki

*/VINCENT A. FUSCO                           Director and Chief Operations
-------------------------                    Officer
Vincent A. Fusco

*/CLEVELAND JOHNSON, JR.                     Director
-----------------------------
Cleveland Johnson, Jr.

*/JOHN C. LOUNDS                             Director and Vice President
----------------------------
John C. Lounds

*/J. KEVIN MCCARTHY                          Director and Vice President
----------------------------
J. Kevin McCarthy

*/KENNETH R. O'BRIEN                         Director
----------------------------
Kenneth R. O'Brien

*/SAMUEL H. PILCH                            Controller and Group Vice
----------------------------                 President
Samuel H. Pilch                              (Principal Accounting Officer)

*/JOHN R. RABEN, JR.                         Director
----------------------------
John R. Raben, Jr.

*/STEVEN E. SHEBIK                           Director, Vice President and
----------------------------                 Chief Financial Officer
Steven E. Shebik                             (Principal Financial Officer)

*/PHYLLIS HILL SLATER                        Director
----------------------------
Phyllis Hill Slater

*/KEVIN R. SLAWIN                            Director
---------------------------
Kevin R. Slawin

*/CASEY J. SYLLA                             Director, Chairman of the Board
---------------------------                  and President
Casey J. Sylla                               (Principal Executive Officer)

/s/MICHAEL J. VELOTTA                        Director, Vice President, General
----------------------------                 Counsel and Secretary
Michael J. Velotta

*/PATRICIA W. WILSON                         Director and Assistant Vice
----------------------------                 President
Patricia W. Wilson


*/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith or previously filed.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.            Description

(23)(a) Independent Auditors' Consent
(24)(e) Power of Attorney for Kevin R. Slawin
(99)(b) Experts